EXHIBIT 99.2

Constellation Energy Partners LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Balance Sheet

At June 30, 2007

(in thousands)

	CEP Historical	Amvest Historical	Pro Forma Adjustments		CEP Pro Forma
Assets
Current assets
Cash and cash equivalents	$7,668	$3	$6,655	a,b,i	$14,326
Accounts receivable	9,717	4,381	(775)	a,i	13,323
Prepaid expenses	258	150	—		408
Risk management assets	5,922	—			5,922
Drilling fund		—	8,500	a	8,500
Other	2,033	6,039	(6,039)	i	2,033

Total current assets	25,598	10,573	8,341		44,512
Natural gas properties (See Note 2)
Natural gas properties and related equipment
Natural gas properties, equipment and facilities	306,448	130,451	96,520	a,i	533,419
Material and supplies	546	1,775	—		2,321
Less accumulated depreciation, depletion and amortization	(17,126)	(28,454)	28,454	i	(17,126)

Net natural gas properties	289,868	103,772	124,974		518,614
Other assets
Loan Costs	1,229	—	350	a,c,i	1,579
Intangible contracts			5,000	a	5,000
Other Non-Current Assets	4,050	12	(12)	i	4,050
Risk management assets	1,839	—			1,839

Total assets	$322,584	$114,357	$138,653		$575,594

Liabilities and members’ equity
Liabilities
Current liabilities
Accounts payable	$2,364	$1,591	$(210)	a,c,i	$3,745
Payable to affiliate	1,822	—			1,822
Accrued liabilities	3,847	1,137	(484)	a,i	4,500
Royalty payable	2,999	1,669	(389)	a,i	4,279
Deferred taxes	—	92	(92)	i	—
Environmental liability	717	—			717
Mark to market derivative liabilities	—	—			—

Total current liabilities	11,749	4,489	(1,175)		15,063
Other liabilities
Asset retirement obligation	5,933	871			6,804
Deferred taxes	—	29,330	(29,330)	i	—
Mark to market derivative liabilities	1,873	—			1,873
Debt	82,500	—	42,500	b	125,000

Total other liabilities	90,306	30,201	13,170		133,677

Total liabilities	102,055	34,690	11,995		148,740
Class D Interests	7,667	—	—		7,667
Members’ equity
Members’ equity	203,354	79,667	126,658	b,i	409,679
Accumulated other comprehensive income	9,508	—			9,508

Total members’ equity	212,862	79,667	126,658		419,187

Total liabilities and members’ equity	$322,584	$114,357	$138,653		$575,594

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

(in thousands)

	CEP Historical	EQR and KPC Historical	Amvest Historical	Pro Forma Adjustments		CEP Pro Forma
Revenues
Gas sales	$36,917	$18,772	$36,632	$(1,625)	i	$90,696

Total Revenues	36,917	18,772	36,632	(1,625)		90,696

Expenses:
Operating expenses:
Lease operating expenses	7,234	8,806	6,871	(1,625)	i	21,286
Cost of sales			1,481			1,481
Production taxes	1,783	812	2,126			4,721
General and administrative	4,573		4,809	—	h	9,382
Depreciation, depletion and amortization	7,444	544	8,604	10,088	d	26,680
Accretion expense	141		42	216	e	399

Total operating expenses	21,175	10,162	23,933	8,679		63,949

Other expense/(income)
Interest expense	221		1,178	6,365	f, g	7,764
Interest (income)	(468)					(468)
Other (income)	—		(12)			(12)

Total other expenses/(income)	(247)	—	1,166	6,365		7,284
						—

Total expenses	20,928	10,162	25,099	15,044		71,233

Income before taxes	$15,989	$8,610	$11,533	$(16,669)		$19,463
Income tax provision	—		4,333	(4,333)	i	—

Net income (loss)	$15,989	$8,610	$7,200	$(12,336)		$19,463

Other comprehensive income	13,113	—	—	—		13,113

Comprehensive income (loss)	$29,102	$8,610	$7,200	$(12,336)		$32,576

Earnings per unit - Basic	$1.41					$0.98
Units outstanding - Basic	11,320,300			8,504,364	b	19,824,664
Earnings per unit - Diluted	$1.41					$0.98
Units outstanding - Diluted	11,320,300			8,504,364	b	19,824,664

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2007

(in thousands)

	CEP Historical	EQR and KPC Historical	Amvest Historical	Pro Forma Adjustments		CEP Pro Forma
Revenues
Gas sales	$26,497	$4,702	$20,073	$(407)	i	$50,865
Loss from mark-to-market activities	(5,401)					(5,401)

Total Revenues	21,096	4,702	20,073	(407)		45,464

Expenses:
Operating expenses:
Lease operating expenses	4,745	1,966	3,992	(407)	i	10,296
Cost of sales	—		698			698
Production taxes	1,144	171	1,143			2,458
General and administrative	3,390		2,166	—	h	5,556
Loss on sale of asset	94					94
Depreciation, depletion and amortization	5,543	163	5,544	2,830	d, i	14,080
Accretion expense	113		21	54	e	188

Total operating expenses	15,029	2,300	13,564	2,477		33,370

Other expense/(income)
Interest expense	1,825		683	1,946	f,g,i	4,454
Interest (income)	(135)					(135)
Other (income)	(70)		(37)			(107)

Total other expenses/(income)	1,620	—	646	1,946		4,212

Total expenses	16,649	2,300	14,210	4,423		37,582

Income before taxes	$4,447	$2,402	$5,863	$(4,830)		$7,882
Income tax provision	—		1,857	(1,857)	i	—

Net income (loss)	$4,447	$2,402	$4,006	$(2,973)		$7,882
Other comprehensive income	(3,605)	—	—	—		(3,605)

Comprehensive income (loss)	$842	$2,402	$4,006	$(2,973)		$4,277

Earnings per unit - Basic	$0.36					$0.40
Units outstanding - Basic	12,201,279			7,623,385	b	19,824,664
Earnings per unit - Diluted	$0.36					$0.40
Units outstanding - Diluted	12,201,279			7,623,385	b	19,824,664
Distributions declared and paid per unit	0.6736					0.6736

Constellation Energy Partners LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2007, is derived from:

•	the historical consolidated financial statements of Constellation Energy Partners LLC (“CEP,” or the “Company”); and

•	the preliminary purchase price allocation of certain oil and natural gas properties and other related assets acquired in the purchase of Amvest Osage, Inc. (referred to as “Amvest”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006, and the six months ended June 30, 2007, are derived from:

•	the historical consolidated financial statements of CEP;

•	the historical consolidated financial statements of Amvest;

•	the historical statements of direct revenues and direct operating expenses of EnergyQuest Resources, L.P. (“EQR”); and

•	the historical financial statements of Kansas Processing EQR, LLC (“KPC”).

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Amvest and the related financing activities as if the transactions had occurred on June 30, 2007. The unaudited pro forma condensed combined statements of operation give effect to the acquisition of Amvest and of the EnergyQuest assets and the related financing activities as if the transactions had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements reflect the following transactions:

•	the acquisition of Amvest, EQR, and KPC;

•	the equity issuance of additional Class B and the Class F units on July 25, 2007, used to finance the acquisition of Amvest; and

•	an increase in debt in July 2007, used to finance the acquisition of Amvest and to fund certain investment capital expenditures in the Black Warrior Basin and Cherokee Basin.

The consolidated financial statements of Amvest included elsewhere in this Form 8-K/A have a fiscal year-end of July 31. The pro forma condensed combined financial statement information included in this Form 8-K/A is presented as of December 31, 2006 and June 30, 2007. In order to present a comparable fiscal period, we have utilized the financial statements of Amvest for the year ended July 31, 2006 and unaudited interim financial statement data.

The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2007, in our Annual Report on Form 10-K for the year ended December 31, 2006 or elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2007.

The pro forma statements should also be read in conjunction with the consolidated financial statements for Amvest included elsewhere in this Form 8-K/A and with the statements of direct revenues and direct operating expenses for EQR and the notes thereto and the consolidated financial statements of KPC and the notes thereto included in a Form 8-K/A filing with the SEC dated July 5, 2007.

2. ACQUISITION AND PRELIMINARY PURCHASE PRICE ALLOCATION

The acquisition of Amvest was completed on July 25, 2007. The Company acquired certain oil and natural gas properties from Amvest for approximately $240.0 million, subject to purchase price adjustments.

The acquisition included a 13 year exclusive concession from the Osage Nation for coalbed methane and shale rights on approximately 560,000 net acres in Osage County, Oklahoma, with potential for up to 100,000 additional acres, and approximately 370 producing wells with current net production of 16 MMcfe per day. Also included were support equipment and facilities, including certain pipeline gathering systems.

The total consideration was $241.9 million which consisted of cash of $241.0 million and estimated transaction costs of $0.9 million. An amount of $8.5 million was included in a drilling escrow fund that was returned to the Company for use for drilling programs on proved undeveloped locations after the close of transaction. The purchase price allocation of the total consideration (after the return of the drilling fund) of $233.4 million is as follows:

Natural Gas and Oil Properties	$181.3 million
Unproved Properties	38.4 million
Pipelines	5.0 million
Other PP&E	1.4 million
Intangible Third Party Gas Contracts	5.0 million
Net Working Capital	2.3 million

Total	$233.4 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices, other estimates by management, and a preliminary third party valuation report. The purchase price allocation related to the acquisition of Amvest is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the following:

a.	the purchase of Amvest as detailed in Note 2

b.	the issuance and sale of 3,371,219 Class F Units and 2,664,998 Common Units for approximately $206.3 million ($210.0 million less $3.675 million in estimated expenses) and borrowings of $42.5 million under the reserve-based credit facility to fund the remaining balance of the purchase price and certain investment capital expenditures in the Black Warrior Basin and the Cherokee Basin

c.	the debt issuance costs of approximately $0.35 million related to the borrowings under the reserve-based credit facility to fund the remaining purchase price of Amvest

d.	recording incremental depreciation, depletion and amortization expense related to the acquired Amvest, EQR, and KPC assets based on the relative fair value allocation of the purchase price to the acquired assets

e.	recording incremental accretion expense related to the assumed asset retirement obligations of EQR

f.	recording incremental interest expense at 7.11% associated with the increase in long-term debt of approximately $42.5 million incurred to fund the balance of the purchase price of Amvest, as well as to fund planned capital expenditures on these properties and recording incremental interest expense at 7.235% associated with the increase in long-term debt of approximately $60.5 million incurred to fund the balance of the purchase price of EQR, the escrow deposit and certain investment capital expenditures in the Black Warrior Basin

A 0.125% increase or decrease in this rate results in a $0.13 million change in interest expense associated with these increases in outstanding debt.

g.	recording incremental amortization of additional debt issuance costs associated with the increase in the reserve-based credit facility

h.	no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with the Transition Services Agreement, pursuant to which EQR will operate the EnergyQuest assets and conduct a specified drilling program on CEP’s behalf. The Transition Services Agreement provides for a reimbursement of EQR’s actual costs plus a 10% premium for any general and administrative services that CEP specifically requests. This amount may not be indicative of any actual future general and administrative costs incurred by CEP. Under this agreement, CEP estimates that the monthly requested general and administrative services will be approximately $140,000 per month.

i.	To eliminate intercompany activities between EQR and KPC, to eliminate historical balances from Amvest not acquired in the transaction, to eliminate historical interest expense on historical affiliate balances, and to eliminate historical income tax-related balances as CEP is not a taxpayer.

4. DEBT

In July 2007, the Company borrowed $42.5 million under the reserve-based credit facility to fund the purchase price of the acquisition of Amvest, as well as to fund a portion of planned capital expenditures on these properties. On July 6, 2007, the borrowing base of the reserve-based credit facility was increased to $135.0 million, and then to $180.0 million on July 26, 2007.

In July 2007, the amount guaranteed under a credit support fee agreement with Constellation Energy (“CEG”), under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $15.0 million. This guarantee and another guarantee for $25.0 million were released effective July 6, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $135.0 million. On July 13, 2007, the Company entered into a credit support fee agreement with CEG under which CEG will guarantee credit support up to $15.0 million for financial derivatives that the Company entered into in relation to the Amvest Acquisition. This guarantee was released on July 26, 2007, when the borrowing base under the Company’s reserve-based credit facility was increased to $180.0 million. Debt issuance costs related to these transactions were approximately $0.5 million which are being amortized over the life of the facility. The reserve-based credit facility will mature in October 2010.

5. EQUITY ISSUANCE

On July 16, 2007, the Company entered into a Class F Unit and Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 3,371,219 Class F Units representing limited liability company interests (the “Class F Units”) and 2,664,998 common units representing Class B limited liability company interests (the “New Common Units”) in a private placement (the “Private Placement”) for an aggregate purchase price of approximately $210 million. The Company issued and sold 3,371,219 Class F Units and 2,664,998 New Common Units to the Purchasers pursuant to the Unit Purchase Agreement on July 25, 2007. The Company used the proceeds from the Private Placement, together with funds available under the Company’s revolving credit facility, to fund the purchase price of the acquisition of Amvest. At the issuance of the Class F and New Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units. Estimated offering expenses were $3.675 million.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers dated July 25, 2007. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement within 90 days of the closing of the Private Placement (the “Closing Date”), and use its commercially reasonable efforts to cause the registration statement to become effective no later than 135 days following the Closing Date. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 165 days after the Closing Date, then the Company must pay each Purchaser, as liquidated damages, 0.25% of the sum of the product of $34.43 times the number of Class F Units purchased by such Purchaser plus the product of $35.25 times the number of New Common Units purchased by such Purchaser (the “Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 165th day after the Closing Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each Purchaser.

6. SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (Unaudited)

The following table sets forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transaction relating to the acquisition of Amvest and of the EnergyQuest assets as if they had occurred on January 1, 2006. The information excludes reserves related to royalty and net profit interests. The Company’s estimate of proved reserves is based on the quantities of natural gas that engineering and geological analyses demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Natural Gas Reserves—MMCF

Year-Ended December 31, 2006

	CEP	EQR	Amvest	CEP
	Historical	Historical	Historical	Pro Forma
Beginning Balance	112,025	39,822	76,733	228,580

Extensions and discoveries	—	5,334	25,678	31,012
Purchases of reserves in place	—	—	3,665	3,665
Sales of reserves in place	—	—	—	—
Revisions of previous estimates	12,952	(1,668)	(30,651)	(19,367)
Production	(4,641)	(2,279)	(5,367)	(12,287)

End of year	120,336	41,209	70,058	231,603

Total developed reserves	97,387	23,479	44,170	165,036

Oil, Condensate, and Liquids—MBBLS

Year-Ended December 31, 2006

	CEP	EQR	Amvest	CEP
	Historical	Historical	Historical	Pro Forma
Beginning Balance	—	8	209	217

Extensions and discoveries	—	—	—	—
Purchases of reserves in place	—	—	—	—
Sales of reserves in place	—	—	—	—
Revisions of previous estimates	—	8	31	39
Production	—	(2)	(26)	(28)

End of year	—	14	214	228

Total developed reserves	—	14	214	228

Natural Gas Reserves—MMCFE

Year-Ended December 31, 2006

	CEP	EQR	Amvest	CEP
	Historical	Historical	Historical	Pro Forma
Beginning Balance	112,025	39,873	77,990	229,888

Extensions and discoveries	—	5,334	25,678	31,012
Purchases of reserves in place	—	—	3,665	3,665
Sales of reserves in place	—	—	—	—
Revisions of previous estimates	12,952	(1,621)	(30,467)	(19,136)
Production	(4,641)	(2,293)	(5,526)	(12,460)

End of year	120,336	41,293	71,340	232,969

Total developed reserves	97,387	23,563	45,452	166,402

The following table sets forth certain unaudited pro forma information for the Company’s standardized measure of discounted cash flows relating to proved oil and natural gas reserves as of December 31, 2006, giving effect to the transaction relating to the acquisition of Amvest and of the EnergyQuest assets as if they had occurred on January 1, 2006. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below.

Future cash inflows are calculated by applying year-end prices of natural gas, relating to the proved reserves, to the year-end quantities of those reserves. Future cash inflows exclude the impact of the Company’s hedging program and mark-to-market derivatives. Future development and production costs represent the estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. In addition, asset retirement obligations are included within future production and development costs. There are no future income tax expenses because the Company is a non-taxable entity.

The assumptions used to compute estimated future cash inflows do not necessarily reflect expectations of actual revenues or costs or their present value. In addition, variations from expected production rates could result directly or indirectly from factors outside of the Company’s control, such as unexpected delays in development, changes in prices or regulatory or environmental policies. The reserve valuation further assumes that all reserves will be disposed of by production; however, if reserves are sold in place, additional economic considerations could also affect the amount of cash eventually realized.

Standardized Measure

Year-Ended December 31, 2006

	CEP	EQ	Amvest	CEP
	Historical	Historical	Historical	Pro Forma
Future cash inflows	677,866	216,410	412,325	1,306,601

Future production costs	(257,502)	(79,642)	(178,655)	(515,799)
Future estimated development costs	(64,673)	(24,629)	(40,742)	(130,044)

Future net cash inflows	355,691	112,139	192,928	660,758
10% annual discount for estimated timing of cash flows	(235,504)	(52,037)	(76,205)	(363,746)

Standardized measure of discounted estimated future net cash flows	120,187	60,102	116,723	297,012

The following table sets forth certain unaudited pro forma information for the principal sources of changes in discounted future net cash flows from the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transaction relating to the acquisition of Amvest and of the EnergyQuest assets as if they had occurred on January 1, 2006.

Changes in Standardized Measure

Year-Ended December 31, 2006

	CEP	EQ	Amvest	CEP
	Historical	Historical	Historical	Pro Forma
Beginning of the period	295,435	109,627	297,930	702,992
Sales and transfer of natural gas and oil, net of production costs	(40,064)	(11,996)	(46,925)	(98,985)
Net changes in prices and production costs related to future production	(193,499)	(52,950)	(174,114)	(420,563)
Development costs incurred during the period	12,292	1,457	14,469	28,218
Changes in extensions and discoveries	—	9,239	27,838	37,077
Revisions of previous quantity estimates	18,435	(3,013)	(45,702)	(30,280)
Purchases of reserves in place	—	—	13,435	13,435
Accretion discount	29,624	10,963	29,792	70,379
Other	(2,036)	(3,225)	—	(5,261)

Standardized measure of discounted estimated future net cash flows	120,187	60,102	116,723	297,012

7. SUBSEQUENT EVENT

Newfield Acquisition Announcement

In August 2007, the Company announced that it had entered into a definitive purchase agreement to acquire additional coalbed methane properties in the Cherokee Basin of Oklahoma (the “Newfield Assets”) for approximately $128 million, subject to purchase price adjustments. The Company executed a unit purchase agreement with third party investors to sell 2,470,592 common units at a price of $42.50 per unit in a private placement for an aggregate purchase price of approximately $105 million. The Company has agreed to file a registration statement with the SEC registering for resale the common units within 90 days after the closing of the private placement. The Company believes that the proceeds from this equity private placement, together with funds available under its existing credit facility, will fully fund the purchase price of the acquisition. The Company anticipates that the private placement will close simultaneously with the acquisition of the assets in September 2007. The Company borrowed $13.0 million under its reserve-based credit facility to fund an acquisition deposit escrow account. The Company also entered into derivative transactions to hedge the future expected production associated with this acquisition.

Debt

In August 2007, the Company borrowed an additional $13.0 million to fund an acquisition deposit escrow account for the purchase of the Newfield Assets.

In August 2007, the amount guaranteed under the credit support fee agreement with CEG, under which CEG will guarantee credit support for the Company’s financial derivatives, was increased to $10.0 million. The guarantee is for financial derivatives that the Company entered into in anticipation of the acquisition of the Newfield Assets.